De Leon & Company, P.A. CERTIFIED PUBLIC ACCOUNTANTS AND CONSULTANTS 510 NW 159th Lane Pembroke Pines, Florida 33028 (954) 445-6478 fax 1-888-640-6161
WWW.DLCPAS.COM

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

We hereby consent to the use in the Form S-1 Registration Statement of CAT9 Group, Inc. and Subsidiary to be filed on or around November 27, 2017 our reports incorporated by reference which include Form 10-K filed with the Securities and Exchange Commission (SEC) on April 28, 2017 for the periods ended December 31, 2015 & 2016 and Forms 10-Q filed with the SEC on May 15, 2017, August 14, 2017 and November 17, 2017, respectively relating to the financial statements of CAT9 Group, Inc. and Subsidiary for the quarters ended March 31, 2017, June 30, 2017 and September 30, 2017, respectibely, which appears in such Form S-1, and to the reference to our Firm under the caption "Experts" in such filing.

/s/ De Leon & Company P.A.

Certified Public Accountants

November 27, 2017

MEMBER: FLORIDA INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS	BOARD CERTIFIED IN BUSINESS APPRAISALS
INSTITUTE OF MANAGEMENT ACCOUNTANTS	CERTIFIED MANAGEMENT ACCOUNTANT
INSTITUTE OF FRAUD EXAMINERS	CERTIFIED IN FINANCIAL MANAGEMENT
MASTERS IN BUSINESS ADMINISTRATION

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